EXHIBIT 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our auditors’ report dated April 12, 2012 in the Company’s Registration Statement on Form S-1 pertaining to the Company’s registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 22, 2013